EXHIBIT 4(c)

                                                                       EXHIBIT A

                                    GUARANTY

         This Guaranty is given as of this 15th day of March, 2001 by The Valspar Corporation, a Delaware corporation, with an address at 1101 Third Street South, Minneapolis, Minnesota 55415 ("Guarantor") to BNY Midwest Trust Company, with an address at Two North La Salle Street, Suite 1020, Chicago, Illinois 60602 (herein, with its successors and assigns, called the "Trustee").

         Whereas, the Guarantor has acquired all of the outstanding capital stock of Valspar Industries, Inc. (formerly named Lilly Industries, Inc.), an Indiana corporation (the "Company");

         Whereas, the Company is party to an Indenture dated November 10, 1997 (as the same may be amended from time to time, the "Indenture") with the Trustee (as successor trustee) under which the Company has issued certain unsecured senior promissory notes referred to in the Indenture as the "Securities;"

         Whereas, the Company and the Guarantor wish to have the Trustee enter into an Amendment No. 1 of even date hereof to the Indenture, and the Trustee is willing to do so on the condition that the Guarantor provides this Guaranty of the Securities;

         Now, therefore, in consideration of the foregoing, the Guarantor hereby agrees as follows:

         1. The Guarantor absolutely and unconditionally guarantees the due and punctual payment of the Securities and the performance by the Company of all its obligations under the Indenture (all such obligations under the Securities and the Indenture being hereinafter collectively referred to as the "Indebtedness").

         2. No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the Guarantor or modify, reduce, limit or release the liability of the Guarantor hereunder.

         3. This is an absolute, unconditional and continuing guaranty of payment of and performance upon the Indebtedness and shall continue to be in force and be binding upon the Guarantor until all Indebtedness is paid in full. The Guarantor shall be liable for all principal of the Indebtedness, without any limitation as to amount, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto.

         4. The Guarantor will pay or reimburse the Trustee for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Trustee in connection with the protection, defense or enforcement of this guaranty in any litigation or bankruptcy or insolvency proceedings.

         5. No change in the relationship between the Guarantor and Company shall limit or impair the obligations of the Guarantor under this Guaranty. The liability of the Guarantor shall not be affected or impaired by any of the following acts or things (which the Trustee is expressly authorized to do, omit or suffer from time to time, without notice to or approval by the Guarantor):
(i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer

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than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver or indulgence granted to the Company, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness, (iv) any full or partial release of, settlement with, or agreement not to sue, the Company or any other guarantor or other person liable in respect of any Indebtedness; (v) any discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon Indebtedness; (x) any election by the Trustee under ss.1111(b)(2) of the United States Bankruptcy Code.

         6. The Guarantor waives any and all defenses, claims and discharges of the Guarantor, or any other obligor, pertaining to Indebtedness, except the defense of discharge of payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Trustee any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Guarantor or any other person liable in respect of any Indebtedness, or any setoff available against the Trustee to Guarantor or any such other person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Guarantor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         7. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. The Trustee shall not be required first to resort for payment of the Indebtedness to the Guarantor or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Guaranty.

         8. If any payment applied by the Trustee to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Guarantor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

         9. The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Trustee as guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         10. Any notice or communication under this Guaranty to the Guarantor or the Trustee shall be in writing and delivered in person or by courier service, or mailed by first-class mail, to the Guarantor or the Trustee, as the case may be, at the address set forth at the head of this Guaranty, or such other address as is specified by the Guarantor or the Trustee, in the manner provided in this Guaranty, for notices to it.

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         11. This Guaranty shall be effective upon delivery to the Trustee, without further act, condition or acceptance by the Trustee, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Trustee and its successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Trustee. The Guarantor waives notice of the Trustee's acceptance hereof.

         In Witness Whereof, the Guarantor has executed and delivered this Guaranty as of the date first written above.

                                        THE VALSPAR CORPORATION


                                        By  /s/ Deborah D. Weiss
                                            ------------------------------------
                                        Its Treasurer
                                            ------------------------------------

ATTEST:

/s/ Tim Beastrom
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